                                    EXHIBIT 7

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business March 31, 2002, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                            Dollar Amounts
                                                             In Thousands
                                                           ---------------
Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin..       $ 3,765,462
   Interest-bearing balances...........................         3,835,061
Securities:
   Held-to-maturity securities.........................         1,232,736
   Available-for-sale securities.......................        10,522,833
Federal funds sold and Securities purchased under
   agreements to resell................................         1,456,635
Loans and lease financing receivables:
   Loans and leases held for sale......................           801,505
   Loans and leases, net of unearned
     income..................................46,206,726
   LESS: Allowance for loan and
     lease losses...............................607,115
   Loans and leases, net of unearned
     income and allowance..............................        35,249,695
Trading Assets.........................................         8,132,696
Premises and fixed assets (including capitalized
   leases).............................................           898,980
Other real estate owned................................               911
Investments in unconsolidated subsidiaries and
   associated companies................................           220,609
Customers' liability to this bank on acceptances
   outstanding.........................................           574,020
Intangible assets
   Goodwill............................................         1,714,761
   Other intangible assets.............................            49,213
Other assets...........................................         5,001,308
                                                              -----------
Total assets...........................................       $73,954,859
                                                              ===========

                                                           Dollar Amounts
                                                            In Thousands
                                                           --------------
LIABILITIES
Deposits:
   In domestic offices.................................       $29,175,631
   Noninterest-bearing.......................11,070,277
   Interest-bearing..........................18,105,354
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs............................        24,596,600
   Noninterest-bearing..........................321,299
   Interest-bearing..........................24,275,301
Federal funds purchased and securities sold under
   agreements to repurchase............................         1,922,197
Trading liabilities....................................         1,970,040
Other borrowed money:
   (includes mortgage indebtedness and obligations
   under capitalized leases).......                             1,577,518
Bank's liability on acceptances executed and
   outstanding.........................................           575,362
Subordinated notes and debentures......................         1,940,000
Other liabilities......................................         5,317,831
                                                              -----------
Total liabilities......................................       $67,075,179
                                                              ===========

EQUITY CAPITAL
Common stock...........................................         1,135,284
Surplus................................................         1,055,508
Retained earnings......................................         4,227,287
Accumulated other comprehensive income.................          (38,602)
Other equity capital components........................                 0
--------------------------------------------------------------------------
Total equity capital...................................         6,379,477
                                                              -----------
Total liabilities and equity capital...................       $73,954,859
                                                              ===========



I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

Thomas J. Mastro, Senior Vice President and Comptroller

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi      ]
Gerald L. Hassell    ]                                            Directors
Alan R. Griffith     ]

                                       3